Exhibit 99.1

Kodak Reports Third-Quarter 2021 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--November 9, 2021--Eastman Kodak Company (NYSE: KODK) today reported financial results for the third quarter 2021, including consolidated revenues of $287 million and continued growth in key product areas.

Third-quarter 2021 highlights include:

  Consolidated revenues of $287 million
  GAAP net income of $8 million
  The Company ended the quarter with a cash balance of $380 million

“I’m pleased with our continued improvement in the third quarter despite challenges posed by supply chain issues, labor shortages and inflationary pressures,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Our core print business has achieved increased market share in environmentally-friendly process-free plates and we are well positioned to continue growing that important segment. Looking forward, we’ll continue to execute our go-to-market strategy focused on driving profitable revenue and growth.”

For the quarter ended September 30, 2021, revenues were $287 million, an improvement of $35 million compared to the prior-year quarter. Kodak ended the third quarter with a cash balance of $380 million, an increase of $184 million from December 31, 2020. GAAP net income was $8 million for the third quarter, compared to a net loss of $445 million in the third quarter 2020. The prior year quarter included a charge of $416 million to reflect the increased value of the derivative liability embedded in the convertible notes immediately prior to conversion. Operational EBITDA for the quarter was $6 million compared to negative $1 million in the prior-year quarter.

“During the third quarter we continued to see strong growth in our key product areas, including SONORA Process Free Plates volume and PROSPER annuities which were up 35 and 17 percent respectively compared to the prior-year quarter,” said David Bullwinkle, Kodak’s CFO. “Kodak used $15 million in cash for the quarter, primarily driven by ongoing global cost increases which we are taking actions to address. We will continue to execute on our long-term plan — focusing on our core businesses and investing in future growth.”

Revenue and Operational EBITDA by Reportable Segment Q3 2021 vs. Q3 2020

($ millions)

Q3 2021 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$166	$58	$55	$4	$283
Operational EBITDA *	$5	$(2)	$-	$3	$6

Q3 2020 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$146	$56	$44	$3	$249
Operational EBITDA *	$5	$(3)	$(6)	$3	$(1)

Q3 2021 vs. Q3 2020 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$20	$2	$11	$1	$34
Operational EBITDA *	$-	$1	$6	$-	$7

Q3 2021 Actuals on constant currency ** vs. Q3 2020 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$19	$1	$11	$1	$32
Operational EBITDA *	$1	$1	$6	$-	$8

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2021 foreign exchange impact using average foreign exchange rates for the three months ended September 30, 2020, rather than the actual average exchange rates in effect for the three months ended September 30, 2021.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak is a global technology company focused on print and advanced materials & chemicals. We provide industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. We are committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Our broad portfolio of superior products, responsive support and world-class R&D make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2020 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic; the impact of the global economic environment or medical epidemics such as the COVID-19 pandemic, including the restrictions and other actions implemented to fight the COVID-19 pandemic, and Kodak’s ability to effectively counteract or recoup associated increased costs of materials, labor, shipping and operations; the impact of the investigations, litigations and claims arising out of the circumstances surrounding the announcement by the U.S. International Development Finance Corporation in July 2020 of a potential loan to a subsidiary of Kodak to support the launch of a pharmaceutical initiative; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the potential impact of cyber-attacks and other data security incidents that disrupt Kodak’s operations; and Kodak’s ability to effect strategic transactions such as acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this third quarter 2021 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income from continuing operations excluding the provision for income taxes; loss on early extinguishment of debt, non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating expense (income), net; interest expense; and other (income) charges, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended September 30, 2020, rather than the actual average exchange rates in effect for the three months ended September 30, 2021.

The following table reconciles the most directly comparable GAAP measure of Net Income (Loss) to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended September 30, 2021 and 2020, respectively:

(in millions)
	Q3 2021	Q3 2020	$ Change
Net Income (Loss)	$8	$(445)	$453
Depreciation and amortization	7	9	(2)
Restructuring costs and other (1)	-	1	(1)
Stock based compensation	2	17	(15)
Consulting and other costs (2)	4	4	-
Idle costs (3)	1	1	-
Other operating expense, net, excluding income from transition services agreement (4)	1	-	1
Interest expense (1)	9	3	6
Pension income excluding service cost component (1)	(25)	(26)	1
Loss on early extinguishment of debt (1)	-	2	(2)
Other (income) charges, net (1)	(2)	432	(434)
Provision for income taxes (1)	1	1	-
Operational EBITDA	$6	$(1)	$7
Impact of foreign exchange (5)	1		1
Operational EBITDA on a constant currency basis	$7	$(1)	$8

Footnote Explanations:

(1)	As reported in the Consolidated Statement of Operations.
(2)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation.
(3)

Consists of costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)

$1 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the three months ended September 30, 2020. No income has been recognized in 2021. The income was reported in Other operating expense (income), net in the Consolidated Statement of Operations. Other operating expense (income), net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

(5)

The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended September 30, 2020, rather than the actual average exchange rates in effect for the three months ended September 30, 2021.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Sales	$231	$195	$674	$568
Services	56	57	169	164
Total revenues	287	252	843	732
Cost of revenues
Sales	206	183	595	533
Services	38	38	117	111
Total cost of revenues	244	221	712	644
Gross profit	43	31	131	88
Selling, general and administrative expenses	43	56	131	138
Research and development costs	8	8	24	25
Restructuring costs and other	—	1	1	9
Other operating (expense) income, net	1	(1)	(6)	(11)
Loss from continuing operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other (income) charges, net and income taxes	(9)	(33)	(19)	(73)
Interest expense	9	3	23	11
Pension income excluding service cost component	(25)	(26)	(76)	(79)
Loss on early extinguishment of debt	—	2	—	2
Other (income) charges, net	(2)	432	(1)	387
Earnings (loss) from continuing operations before income taxes	9	(444)	35	(394)
Provision for income taxes	1	1	5	167
Net income (loss)	$8	$(445)	$30	$(561)

The notes accompanying the financial statements contained in the Company’s third quarter 2021 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	September 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$380	$196
Trade receivables, net of allowances of $8 and $10, respectively	167	177
Inventories, net	240	206
Other current assets	47	46
Current assets held for sale	2	2
Total current assets	836	627
Property, plant and equipment, net of accumulated depreciation of $440 and $430, respectively	140	152
Goodwill	12	12
Intangible assets, net	35	39
Operating lease right-of-use assets	46	48
Restricted cash	64	53
Other long-term assets	402	317
TOTAL ASSETS	$1,535	$1,248

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$151	$118
Short-term borrowings and current portion of long-term debt	2	2
Current portion of operating leases	18	12
Other current liabilities	141	164
Total current liabilities	312	296
Long-term debt, net of current portion	250	17
Pension and other postretirement liabilities	384	406
Operating leases, net of current portion	40	49
Other long-term liabilities	210	212
Total liabilities	1,196	980

Commitments and Contingencies (note 8)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	195	191

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,166	1,152
Treasury stock, at cost	(10)	(9)
Accumulated deficit	(590)	(620)
Accumulated other comprehensive loss	(422)	(446)
Total shareholders' equity	144	77
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,535	$1,248

The notes accompanying the financial statements contained in the Company’s third quarter 2021 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$30	$(561)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	23	29
Pension income	(63)	(65)
Change in fair value of embedded derivatives in the Series A, Series B and Series C Preferred Stock and Convertible Notes	(3)	382
Loss on early extinguishment of debt	—	2
Net loss (gain) on sales of assets	1	(9)
Asset impairments	—	3
Stock based compensation	6	18
Non-cash changes in workers' compensation reserves	(4)	9
(Benefit) provision for deferred income taxes	(1)	160
Decrease in trade receivables	6	53
Increase in inventories	(38)	(19)
Increase (decrease) in trade payables	33	(33)
Decrease in liabilities excluding borrowings and trade payables	(26)	(24)
Other items, net	3	7
Total adjustments	(63)	513
Net cash used in operating activities	(33)	(48)
Cash flows from investing activities:
Additions to properties	(10)	(13)
Net proceeds from sales of assets	1	2
Net proceeds from return on equity investment	—	2
Net cash used in investing activities	(9)	(9)
Cash flows from financing activities:
Net proceeds from Term Loan Credit Agreement	215	—
Net proceeds from Convertible Notes	25	—
Net proceeds from Series C Preferred Stock	99	—
Proceeds from sale of common stock	10	—
Repurchase of Series A Preferred Stock	(100)	—
Debt issuance costs	(2)	—
Proceeds from stock option exercises	—	29
Preferred stock cash dividend payments	(6)	(19)
Treasury stock purchases	(1)	—
Net cash provided by financing activities	240	10
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	195	(49)
Cash, cash equivalents and restricted cash, beginning of period	256	290
Cash, cash equivalents and restricted cash, end of period	$451	$241

The notes accompanying the financial statements contained in the Company’s third quarter 2021 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com